UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2023

Enovix Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue,		Fremont, California 94538
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Named Executive Officers
On January 17, 2023, Ashok Lahiri determined that he will retire as Chief Technology Officer of Enovix Corporation (the “Company”), effective as of February 1, 2023 (the “Lahiri Separation Date”). Following the Lahiri Separation Date, Mr. Lahiri will continue to provide services to the Company by leading its technical advisory board, in addition to other advisory and support roles. Mr. Lahiri’s decision to retire is not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.
In connection with Mr. Lahiri’s retirement, on January 17, 2023 the Company and Mr. Lahiri entered into a Separation Agreement (the “Lahiri Separation Agreement”). Subject to, and conditioned upon, Mr. Lahiri’s execution of the Lahiri Separation Agreement and non-revocation of a release of claims against the Company and compliance with covenants covering confidentiality and non-disparagement for an indefinite period, Mr. Lahiri will be entitled to: (i) cash severance in an amount equal to nine months of Mr. Lahiri’s base salary in effect as of the Lahiri Separation Date, payable in installments commencing on the Company’s first regular payroll date that is at least one week following the Lahiri Separation Date, (ii) payment of continued health coverage for him and his eligible dependents under COBRA for a period of 36 months, or a taxable payment in lieu of such payment, (iii) acceleration of the vesting of all of the unvested shares subject to Mr. Lahiri’s equity awards, (iv) extension of the period of time in which Mr. Lahiri may exercise all of his vested, outstanding and unexercised stock options through the applicable term of each such stock option, subject to earlier expiration pursuant to the terms of the applicable equity incentive plan under which such stock options were granted (including in connection with a change in control of the Company), and (v) a pro-rated amount of his target bonus in effect for the current fiscal year, payable in a lump sum at the same time annual bonuses are paid to other of the Company’s employees ((i) through (v), collectively, the “Lahiri Severance Benefits”). The Lahiri Severance Benefits shall supersede and replace in entirety any severance benefits that Mr. Lahiri is entitled to pursuant to that certain Amended and Restated Employment Agreement, dated as of June 11, 2021, by and between the Company and Mr. Lahiri, filed as Exhibit 10.22 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 19, 2021.
Additionally, on January 20, 2023, Cameron Dales determined that he will resign as the Company’s General Manager and Chief Commercial Officer, effective as of February 1, 2023 (the “Dales Separation Date”). Mr. Dales’ decision to resign is not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.
In connection with Mr. Dales’ resignation, on January 23, 2023 the Company and Mr. Dales entered into a Separation Agreement (the “Dales Separation Agreement”). Subject to, and conditioned upon, Mr. Dales’ execution of the Dales Separation Agreement and non-revocation of a release of claims against the Company and compliance with covenants covering confidentiality and non-disparagement for an indefinite period, Mr. Dales will be entitled to: (i) cash severance in an amount equal to nine months of Mr. Dales’ base salary in effect as of the Dales Separation Date, payable in installments commencing on the Company’s first regular payroll date that is at least one week following the Dales Separation Date, (ii) payment of continued health coverage for him and his eligible dependents under COBRA for a period of nine months, or a taxable payment in lieu of such payment, (iii) acceleration of the vesting of 18 months of unvested shares subject to Mr. Dales’ equity awards measured from the Dales Separation Date, (iv) extension of the period of time in which Mr. Dales may exercise all of his vested, outstanding and unexercised stock options through the applicable term of each such stock option, subject to earlier expiration pursuant to the terms of the applicable equity incentive plan under which such stock options were granted (including in connection with a change in control of the Company), and (v) a pro-rated amount of his target bonus in effect for the current fiscal year, payable in a lump sum at the same time annual bonuses are paid to other of the Company’s employees ((i) through (v), collectively, the “Dales Severance Benefits”). The Dales Severance Benefits shall supersede and replace in entirety any severance benefits that Mr. Dales is entitled to pursuant to that certain Amended and Restated Employment Agreement, dated as of June 17, 2021, by and between the Company and Mr. Dales, filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K, filed with the SEC on July 19, 2021.
Appointment of Chief Commercial Officer
On January 22, 2023, Ralph Schmitt was appointed Chief Commercial Officer of the Company, effective as of February 1, 2023.
From January 2021 through January 2023, Mr. Schmitt served as Senior Vice President of Sales and Business Development at the Company. From February 2021 through October 2022, Mr. Schmitt served as a member of the Board of Directors at Sensera, Ltd., a publicly traded Australia-based company, focused on integrated, client-specific design and manufacturing of specialized high-performance MEMs, microsensors and micro-fabricated components, where he previously served as Managing Director and CEO from November 2017 through February 2021. Prior to joining Sensera, Ltd., Mr. Schmitt held various roles at Cypress Semiconductor, Toshiba America Electronic Components, Inc., OCZ Storage Solutions, PLX Technology, Legend Silicon Corporation, Exar Corporation, Sipex Corporation and GroupTec. Mr. Schmitt received a B.S. in Electrical Engineering from Rutgers University in 1982.
Pursuant to Mr. Schmitt’s amended and restated employment agreement with the Company (the “Schmitt Employment Agreement”), Mr. Schmitt will receive an annual base salary of $301,743.78. In addition, Mr. Schmitt is eligible for an annual discretionary cash bonus, with a target amount equal to 50% of his base salary, based on the achievement of specific performance goals and subject to the terms and conditions of the Company’s Annual Incentive Plan and the approval of the Company’s Board of Directors.
If, at least four months after Mr. Schmitt commences his employment with the Company, he is terminated by the Company other than for “Cause,” or Mr. Schmitt resigns for “Good Reason,” in each case not in connection with a “Change of Control,” provided such termination or resignation constitutes a “Separation from Service” (each capitalized term as defined in the Schmitt Employment Agreement) (either such termination, a “Qualifying Termination”), then subject to Mr. Schmitt’s execution and non-revocation of a release of claims in a form provided by the Company, among other conditions, (i) Mr. Schmitt will receive cash severance in an amount equal to nine months’ of Mr. Schmitt’s base salary in effect as of his separation date, payable in installments commencing on the Company’s first regular payroll date that is more than 60 days following Mr. Schmitt’s separation date; (ii) the Company will continue to pay the cost of Mr. Schmitt’s health care coverage in effect as of his separation date for a period of nine months either under the Company’s regular health plan (if permitted), or by paying Mr. Schmitt COBRA premiums, provided that Mr. Schmitt does not obtain health care coverage from another source; (iii) Mr. Schmitt will receive a pro-rated amount of his target bonus in effect for the year of termination, payable in a lump sum at the same time annual bonuses are paid to other of the Company’s employees; and (iv) the Company shall accelerate the vesting of the number of then-unvested shares subject to Mr. Schmitt’s equity awards that would have vested had his employment continued for 18 months following his separation date ((i) through (iv), the “Schmitt Severance Benefits”).
If, at any time after Mr. Schmitt commences his employment with the Company, in the event of a Qualifying Termination that occurs within the three months preceding or the 12 months following the closing of a Change of Control, subject to Mr. Schmitt’s execution and non-revocation of a release of claims in a form provided by the Company, among other conditions, (i) Mr. Schmitt will be entitled to receive the Schmitt Severance Benefits and (ii) the Company shall accelerate the vesting of 75% of the then-unvested shares subject to Mr. Schmitt’s equity awards (after taking into account the accelerated vesting as provided in part (iv) of the Schmitt Severance Benefits).
Except for the Schmitt Employment Agreement, there is no arrangement or understanding between Mr. Schmitt and any other person pursuant to which Mr. Schmitt was selected as an officer. Mr. Schmitt is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Schmitt will execute the Company’s standard form of indemnification agreement for officers, which was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021.
The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to each of the Lahiri Separation Agreement, Dales Separation Agreement and Schmitt Employment Agreement, as applicable, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal period ending January 1, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	January 23, 2023	By:	/s/ Steffen Pietzke
Steffen Pietzke Chief Financial Officer